                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                       AIRNET COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       AIRNET COMMUNICATIONS CORPORATION
                                 3950 DOW ROAD
                            MELBOURNE, FLORIDA 32934
                           TELEPHONE: (321) 953-6000

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 8, 2002

     The 2001 Annual Meeting of Stockholders ("the 2001 Meeting") of AirNet Communications Corporation (the "Company") will be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, at 10:00 a.m., on Friday, March 8, 2002, for the following purposes:

          1. To elect one Class III Director to the Board of Directors to serve a three-year term;

          2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001; and

          3. To transact such other business as may properly come before the 2001 Meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on January 22, 2002 are entitled to notice of and to vote at the 2001 Meeting or any postponements or adjournments of the 2001 Meeting. A list of those stockholders will be available for examination by any stockholder of the Company during ordinary business hours for 10 days immediately preceding the 2001 Meeting at the principal offices of the Company at 3950 Dow Road, Melbourne, Florida 32934.

     ALL STOCKHOLDERS OF THE COMPANY ARE CORDIALLY INVITED TO ATTEND THE 2001 MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2001 MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE 2001 MEETING SHOULD YOU SO DESIRE. AS EXPLAINED IN THE PROXY STATEMENT, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED AT THE MEETING.

     Beneficial owners of stock held by banks, brokers or investment plans (in "street name") will need proof of ownership to be admitted to the 2001 Meeting. A recent brokerage statement or a letter from your broker or bank are examples of proof of ownership.

                                          By Order of the Board of Directors,

                                          -s- STUART P. DAWLEY SIGNATURE

                                          Stuart P. Dawley, Secretary

February 14, 2002

                       AIRNET COMMUNICATIONS CORPORATION
                                 3950 DOW ROAD
                            MELBOURNE, FLORIDA 32934

                            PROXY STATEMENT FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 8, 2002

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of AirNet Communications Corporation ("AirNet" or the "Company") for the 2001 Annual Meeting of Stockholders (the "2001 Meeting") to be held on Friday, March 8, 2002 at 10:00 a.m. at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida 32901, and any adjournments thereof.

     The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Secretary of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the 2001 Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted FOR the candidate nominated by the Board of Directors and FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, containing financial statements for that year and prior periods, is included in this mailing to stockholders.

     The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is February 14, 2002.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on January 22, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the 2001 Meeting, there were outstanding and entitled to vote an aggregate of 23,789,865 shares of Common Stock, $.001 par value per share ("Common Stock"), and 955,414 shares of Series B Convertible Preferred Stock, $.01 par value per share ("Preferred Stock"), of the Company, constituting all of the outstanding voting stock of the Company. Under the terms of the Preferred Stock Certificate of Designation (the "Certificate"), except as otherwise expressly provided in the Certificate or required by law, holders of the Preferred Stock vote as a single class with the Common Stock on an as-converted basis.

     Holders of Common Stock are entitled to one vote per share. Under the terms of the Certificate, the shares of Preferred Stock are convertible into that number of shares of Common Stock that results from dividing the Preferred Stock investment of $30 million by the current "conversion price" (as defined in the Certificate) per share of the Preferred Stock. For purposes of determining the voting rights to which the holders of Preferred Stock (the "Preferred Stockholders") are entitled, the conversion price is currently $2.8438. Accordingly, the total number of votes to which the Preferred Stockholders are entitled is 10,549,266 votes ($30,000,000 / $2.8438) and the total number of outstanding shares of voting stock is 34,339,131 shares (23,789,865 voting shares of Common Stock + 10,549,266 voting shares of Preferred Stock) (collectively, the "Voting Shares"). For additional information concerning the Preferred Stock investment, see "Certain Relationships and Related Transactions" below.

     The holders of a majority of the Voting Shares outstanding and entitled to vote at the 2001 Meeting will constitute a quorum for the transaction of business at the 2001 Meeting. Voting Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the 2001 Meeting.

          1. The affirmative vote of the holders of a plurality of the Voting Shares represented at the 2001 Meeting in person or by proxy is required for the election of directors;

          2. The affirmative vote of the holders of a majority of the Voting Shares represented at the 2001 Meeting in person or by proxy is required for the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001.

     Voting Shares that abstain from voting as to a particular matter, and Voting Shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at the 2001 Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Second Amended and Restated By-Laws, as amended (the "By-Laws"), the Board of Directors is divided into three classes, designated Class I, Class II and Class III. At the Company's 2000 annual meeting of stockholders, Class I was elected to serve for a three-year term, Class II was elected to serve for a two-year term and Class III was elected to serve for a one-year term. Thereafter, each director will be elected to serve for a three-year term.

     At the 2001 Meeting, stockholders will elect a Class III director, who will serve until the 2004 annual meeting of stockholders. The person named below has been nominated by the Board of Directors for election at the 2001 Meeting as a Class III director of the Company to serve as a director for a three-year term. The nominee has indicated his willingness to serve as a director if elected.

     Unless otherwise directed, the persons named in the proxy intend to vote for the election of the nominee. If the nominee is unable to serve, proxies will be voted for another candidate nominated by the Board of Directors. Votes may be cast for the election of the nominee or withheld. Votes that are withheld will be excluded from the vote. Since the affirmative vote of the holders of a plurality of the Voting Shares represented at the meeting in person or by proxy will be required to elect directors, withheld votes will have the effect of negative votes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE.

                    NOMINEE FOR ELECTION AT THE 2001 MEETING

CLASS III

     The following nominee assigned to this class is nominated for a three-year term to expire at the 2004 annual meeting of stockholders to serve until his successor is duly elected and qualified or until his death, resignation or removal.

     Glenn A. Ehley, 40, has served as President and Chief Executive Officer since August 2001 and as a director of the Company since January 2002. Prior to August 2001, he served as Senior Vice President of Worldwide Sales and Marketing beginning February 2000 and from August 1997 until February 2000 as Vice President of Sales and Marketing. Mr. Ehley joined the Company in July 1995 as Director of Marketing. Prior to joining the Company, Mr. Ehley served in several positions at Siemens and Lucent Bell Laboratories in the Marketing and Engineering organizations. Mr. Ehley received an M.B.A. and M.S. in Computer Engineering from Florida Atlantic University and received a B.S. in Computer Science from Illinois Benedictine College.

INCUMBENT CLASS II DIRECTOR

     The following director assigned to this class was elected for a term to expire at the 2002 annual meeting of stockholders to serve until his successor is duly elected and qualified or until his death, resignation or removal.

     James W. Brown, 50, has served as a director since November 1997 as the designee of SCP Private Equity Partners, LP, one of the Company's stockholders, and as Chairman since October 1999. Mr. Brown has been a Partner of SCP Private Equity Management, L.P., which manages a private equity investment fund, since its inception in 1996. Mr. Brown has also been a Managing Director of CIP Capital Management, Inc. since 1994. From 1989 until 1994, Mr. Brown was Chief of Staff to the Governor of Pennsylvania. Mr. Brown received a J.D. from the University of Virginia and a B.A. from Villanova University's Honors Program.

INCUMBENT CLASS I DIRECTORS

     The following directors assigned to this class were elected for a term to expire at the 2003 annual meeting of stockholders to serve until their successors are duly elected and qualified or until their death, resignation or removal.

     Darrell Lance Maynard, 48, has served as a director of the Company since January 2002. Since 1996, he has been the President and Chairman of Southeast Telephone (SET), of which he was a founder, in Pikeville, Kentucky. SET is a telecommunications provider of long distance, local service, Internet service and paging. Mr. Maynard attended Michigan Technological University in Houghton, Michigan.

     Susannah Tam, 46, has served as a director of the Company since January 2002. Since January 2002, she has served as Director of Investments for CDP Capital. From May 2001 to September 2001, she was Senior Director of Corporate Finance for TIW Asia, a telecom venture capital fund. From January 1998 to May 2001, she was Director of Strategy and Development at Bell Canada International ("BCI"). BCI focuses on developing and operating communications companies in markets outside of Canada with an emphasis in Latin America. Prior to joining BCI, Ms. Tam held various positions at Dominion Textile, Inc., Canada's largest textile manufacturing company. Ms. Tam obtained a B.A. in Mathematics from Mills College in Oakland, California and has an M.B.A. from Concordia University in Montreal.

NOMINATION OF CERTAIN DIRECTORS

     In accordance with the terms of the offering in which the Company issued and sold shares of Preferred Stock to three existing stockholders (further described in "Certain Relationships and Related Transactions" below), the Preferred Stockholders are entitled to two seats on the Board of Directors. Mr. Brown, representing SCP Private Equity Partners II, L.P., and Ms. Tam, representing Tandem PCS Investments, L.P., currently serve as representatives of the Preferred Stockholders on the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Currently, the Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not currently have a nominating committee.

     The Audit Committee currently consists of Messrs. Maynard, Brown and Ms. Tam. Messrs. Richard G. Coffey, Robert M. Chefitz, Bruce DeMaeyer and Milo D. Harrison served on the Audit Committee during 2000. Effective November 21, 2000, the Audit Committee consisted of Messrs. Coffey, G. Michael Kirby and Leslie D. Shroyer. The principal responsibilities of the Audit Committee are (a) to review
(i) the Company's financial statements contained in filings with the SEC, (ii) matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, and (iii) the use and security of the Company's liquid assets through the review of the Treasurer's function; and (b) to recommend the appointment of independent accountants to the Board of Directors for its consideration and approval, subject to ratification by the stockholders. The Audit Committee held seven meetings during 2000 and three meetings during 2001. The Board of Directors adopted a written charter for the Audit Committee on May 9, 2000. A copy of the charter is attached to this proxy statement as Annex A.

     The Board of Directors has examined the composition of the Audit Committee in light of the Nasdaq Stock Market's rules governing the independence of members of audit committees. Based upon this examination, the Board of Directors confirmed that all members of the Audit Committee are "independent" within the meaning of Nasdaq's rules.

     The Compensation Committee currently consists of Ms. Tam and Mr. Maynard. Messrs. Joel P. Adams, Brown, Coffey, Kirby and Dr. R. Lee Hamilton, Jr. (the former President and CEO of the Company) served on the Compensation Committee during various periods in 2000 and 2001. The principal responsibilities of the Compensation Committee are (a) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs;
(b) subject to limitations set forth in the plans, to administer the Company's stock option plans including the issuance of stock in connection with the Company's incentive bonus plans; and (c) to review management development and succession programs. The Compensation Committee held six meetings during 2000 and six meetings during 2001.

     During 2000, the Board of Directors held 17 meetings. All members of the Board of Directors in 2000, except Mr. Chefitz, attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were members. During 2001, the Board of Directors held 23 meetings. All members of the Board of Directors in 2001, except Mr. Kirby, attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were members.

AUDIT COMMITTEE REPORT

     The Audit Committee submits the following report for 2000:

     The Committee has reviewed and discussed with both management and the outside auditors the audited consolidated financial statements as of and for the year ended December 31, 2000. The Committee's review included discussion with the outside auditors of matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors matters relating to the auditors' independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

Submitted by the Members of the Audit Committee
Richard G. Coffey
G. Michael Kirby
Leslie D. Shroyer

COMPENSATION OF DIRECTORS

     Non-employee directors are entitled to receive option grants and other awards under the 1999 Equity Incentive Plan. Non-employee directors are currently entitled to receive an award of nonqualified stock options every three years, the amount of which is determined by the Board of Directors in its sole discretion. These director options will have an exercise price equal to the fair market value of the Company's Common Stock when granted and will vest in 36 equal monthly installments provided the director has attended at least 75% of Board of Director meetings in the 12 months preceding each vesting date, with exception for special circumstances. Unvested options for a particular year will vest on a pro rata basis if a director leaves or is removed from office, provided he met the attendance requirement for the portion of the year he served as a director. All directors will be reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees. In September 1999, each non-employee director received a non-qualified stock option to purchase 7,533 shares of Common Stock at an exercise price of $8.63 per share. Mr. Shroyer was issued options to purchase 10,000 shares of Common Stock in June 2000 at an exercise price of $22.75 per share and 5,000 shares in January 2001 at an exercise price of $4.75 per share Mr. Kirby was issued options to purchase 5,000 shares of Common Stock in August 2000 at an exercise price of $23.6875 per share and 5,000 shares in January 2001 at an exercise price of $4.75 per share. Except for the option to purchase 7,533 shares of Common Stock granted to Mr. Brown in September 1999, all options granted to non-employee directors were not exercised and have expired.

                               SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the ownership of the Company's Common Stock, of which 23,789,865 shares were outstanding as of January 24, 2002, and Preferred Stock, of which 955,414 shares were outstanding as of January 24, 2002, by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock and more than 5% of its Preferred Stock, (ii) the directors and nominee for election as a director of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table for the fiscal year ended December 31, 2000, and (iv) all executive officers and directors of the Company as of January 24, 2002 as a group:

                                                                          SHARES OF SERIES B
                                           SHARES OF COMMON STOCK    CONVERTIBLE PREFERRED STOCK
                                            BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED(1)(12)
                                           -----------------------   ----------------------------
                                           SHARES(2)      PERCENT      SHARES(2)        PERCENT
                                           ----------     --------   -------------     ----------
SCP Private Equity Partners, LP..........  8,283,765(3)     33.2%     318,471.33(20)     33.33%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Tandem PCS Investments, L.P. ............  6,780,876(4)     27.2%     318,471.33(20)     33.33%
c/o Capital Communications CDPQ
1981 McGill College Avenue
Montreal, Quebec H3A 3C7, Canada
Mellon Ventures, L.P. ...................  4,950,151(5)     20.0%     318,471.33(20)     33.33%
One Mellon Center, Room 5300
Pittsburgh, PA 15258
VFC Capital, Inc. .......................  3,612,708(6)     15.1%
c/o Harris Corporation
1025 West NASA Boulevard
Melbourne, FL 32919
James W. Brown...........................  8,290,042(7)     33.2%
Darrell Lance Maynard....................        120           *
Susannah Tam.............................         --           *
Glenn A. Ehley...........................    144,725(8)        *
William J. Lee...........................     51,653(9)        *

                                                                          SHARES OF SERIES B
                                           SHARES OF COMMON STOCK    CONVERTIBLE PREFERRED STOCK
                                            BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED(1)(12)
                                           -----------------------   ----------------------------
                                           SHARES(2)      PERCENT      SHARES(2)        PERCENT
                                           ----------     --------   -------------     ----------
Timothy J. Mahar.........................     32,500(10)       *
R. Lee Hamilton, Jr......................    120,809           *
Mark G. Demange..........................     11,000           *
Gerald Y. Hattori........................     19,772           *
All executive officers and directors as a
  group (12 persons).....................  8,649,220(11)    34.3%

---------------

   * Indicates less than 1%

 (1) Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares listed in the table.

 (2) Information is as of January 24, 2002.

 (3) As reported in the Schedule 13D (the "SCP Schedule 13D") filed 5/25/2001 on behalf of SCP Private Equity Partners II, L.P. ("SCP II"), or otherwise, of this amount 318,471.33 shares of Preferred Stock, which, for voting purposes, is convertible at a conversion price of $2.8438 into 3,516,422 shares of Common Stock, and 955,414 shares of Common Stock issuable upon exercise of a warrant are beneficially held by SCP II, 3,437,687 shares of Common Stock and 204,443 shares of Common Stock issuable upon exercise of a warrant are beneficially held by SCP Private Equity Partners, L.P. ("SCP") and 169,799 shares of Common Stock are beneficially held by CIP Capital L.P. ("CIP")

 (4) As reported in the Schedule 13D filed 6/20/2001 on behalf of Tandem PCS Investments, L.P. ("Tandem"), or otherwise, of this amount 2,145,465 shares of Common Stock and 318,471.33 shares of Preferred Stock, which for voting purposes, is convertible at a conversion price of $2.8438 into 3,516,422 shares of Common Stock, are beneficially held by Tandem, and 1,118,989 shares of Common Stock issuable upon exercise of warrants are beneficially held by Tandem.

 (5) As reported in the Schedule 13D filed 5/29/2001 on behalf of Mellon Ventures, L.P., ("Mellon"), or otherwise, of this amount 478,315 shares of Common Stock and 318,471.33 shares of Preferred Stock which, for voting purposes, is convertible at a conversion price of $2.8438 into 3,516,422 shares of Common Stock, are beneficially held by Mellon, and 955,414 shares of Common Stock issuable upon exercise of warrants are beneficially held by Mellon.

 (6) As reported in the Schedule 13G/A filed 11/8/2000 on behalf of Harris Corporation, or otherwise, of this amount 2,184,500 shares of Common Stock and 169,173 shares of Common Stock issuable upon exercise of a warrant are beneficially held by VFC Capital, Inc., a wholly owned subsidiary of Harris Corporation.

 (7) As reported in the SCP Schedule 13D, or otherwise, of this amount 318,471.33 shares of Preferred Stock, which, for voting purposes, is convertible into 3,516,411 shares of Common Stock, and 955,414 shares issuable upon exercise of a warrant and beneficially held by SCP II, 3,437,687 shares of Common Stock and 204,443 shares of Common Stock issuable upon exercise of a warrant are beneficially held by SCP and 169,799 shares of Common Stock are beneficially held by CIP. Mr. Brown is affiliated with each of SCP, SCP II and CIP. Includes an option to purchase Common Stock held by Mr. Brown exercisable immediately for 5,859 shares, and options that are exercisable within 60 days after January 24, 2002 for 418 shares.

 (8) Includes 41,301 shares held by Mr. Ehley, options exercisable immediately for 76,684 shares, and options exercisable within 60 days after January 24, 2002 for 26,740 shares.

 (9) Includes 2,000 shares held by Mr. Lee and options exercisable immediately for 51,153 shares.

(10) Includes options held by Mr. Mahar exercisable immediately for 17,500 shares and options exercisable within 60 days after January 24, 2002 for 15,000 shares.

(11) The executive officers and directors of the Company as a group consist of Glenn A. Ehley, Stuart P. Dawley, Joseph F. Gerrity, William J. Lee, Timothy J. Mahar, Patricio X. Muirragui, Thomas R. Schmutz, Terry L. Williams, Bennett Wong, James W. Brown, Darrell Lance Maynard and Susannah Tam, who were serving as executive officers and directors of the Company as of January 24, 2002. The group does not include Messrs. Demange and Hattori and Dr. Hamilton, who were executive officers of the Company named in the Summary Compensation Table for fiscal 2000 and resigned from their positions with the Company prior to January 24, 2002. See footnotes to Summary Compensation Table below.

(12) For additional information and further description of the Series B Convertible Preferred Stock, see "Certain Relationships and Related Transactions" below. Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares listed in the table. The Series B Convertible Preferred Stock is convertible immediately into Common Stock at the "current conversion price" as that term is defined in the Series B Convertible Preferred Stock Certificate of Designation.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are:

                   NAME                     AGE                    POSITION
                   ----                     ---                    --------
Glenn A. Ehley............................  40    President and Chief Executive Officer
Joseph F. Gerrity.........................  49    Vice President of Finance, Chief Financial
                                                  Officer and Treasurer
Stuart P. Dawley..........................  38    Vice President, General Counsel, Investor
                                                  Relations Officer and Secretary
Timothy J. Mahar..........................  54    Vice President of Worldwide Sales
Thomas R. Schmutz.........................  40    Vice President of Engineering
William J. Lee............................  46    Vice President of Operations
Bennet Wong...............................  41    Vice President, Technical Sales and
                                                  Business Development
Patricio X. Muirragui.....................  52    Vice President, Quality
Terry L. Williams.........................  40    Chief Technical Officer

     Mr. Ehley's biographical information appears under the caption "Nominee for Election at the 2001 Meeting" above.

     Joseph F. Gerrity has served as Vice President of Finance and Chief Financial Officer since June 2001. Prior to June 2001, he served as Director of Strategic Planning beginning 1999. Prior to 1999, Mr. Gerrity served with Harris Corporation, most recently as Controller of the Military and Space Division of Harris Semiconductor. Mr. Gerrity also served as CFO of COREdata. Mr. Gerrity holds an M.S. in Management from the University of Wisconsin and a B.S. in Management from Marquette.

     Stuart P. Dawley has served as Vice President, General Counsel, Investor Relations Officer and Secretary since September 2001. Prior to that, he was General Counsel to the Company between July 2000 and September 2001. Prior to that, he served as Executive Vice President and General Counsel at Exigent International, Inc. from July 1997 until April 2000. Before joining Exigent, Mr. Dawley was General Counsel of AirNet from November 1996 until July 1997 and served as Director of Marketing and Strategic Alliances from June 1995 until November 1996. Mr. Dawley received his Juris Doctor Degree from the University of Iowa.

     Timothy J. Mahar has served as Vice President of Worldwide Sales since August 2001. Prior to that, he served as Vice President of Marketing and Business Development from February 2000 to August 2001. Prior to joining the Company, Mr. Mahar served in several sales and marketing management positions at Siemens Information and Communications Networks since 1992. From October 1998 to February 2000 he served as Vice President of Sales and Business Development and from October 1997 to October 1998 as Vice President of Business Solutions. Mr. Mahar holds an M.S. in Electrical Engineering and a B.S. in Computer Engineering from the University of Wisconsin -- Milwaukee.

     Thomas R. Schmutz has served as Vice President of Engineering since August 2001. Prior to being elected as Vice President of Engineering, he served as the Company's Director of Engineering beginning in 1995. Mr. Schmutz holds a MSEE from the Georgia Institute of Technology and a BS from the United States Military Academy. He holds ten U.S. patents in the wireless technology field.

     William J. Lee has served as Vice President of Operations since October 1999. Prior to that, he served as the Company's Vice President of Services beginning October 1999. Mr. Lee joined the Company in June 1999 as Director of Services. From January 1985 to June 1999, Mr. Lee served in several capacities with Siemens Information and Communications Networks, most recently as Director of Systems Integrations Services. Prior to joining Siemens, Mr. Lee was a Lecturer at the Midwest College of Engineering in Northern Illinois and held various positions with AT&T Network Systems. Mr. Lee holds a B.S. in Computer Science from Northern Illinois University.

     Patricio X. Muirragui has served as Vice President of Quality since January 2001. Prior to January 2001, for 16 years Mr. Muirragui served in several capacities with Siemens Information and Communications

Networks, where his last position was Director of Quality. Mr. Muirragui studied for his BSEE degree at the University of California (Berkeley) and holds a BSEE from Purdue University.

     Bennet Wong has served as Vice President of Technical Sales & Business Development since August 2001. Prior to August 2001, Mr. Wong held several positions in marketing and technical sales for the Company beginning in September 1998. Prior to September 1998, Mr. Wong was employed by Ericsson Communications of Canada where he was a Product Manager for approximately four years. He holds an MSEE and BSEE from Ohio State University.

     Terry L. Williams has served the Chief Technical Officer since August 2001 having joined the Company as its co-founder in 1994. Prior to that, he served at Harris Corporation and GE Aerospace on numerous government/commercial projects focusing on communications, signal processing and advanced radar technology. Mr. Williams is the architect of the Company's broadband SDR radio and holds ten U.S. patents in the wireless field. Mr. William holds an MSEE from the Georgia Institute of Technology and a B.S. from Mississippi State University.

                           SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2000 (collectively, the "Named Executive Officers") for services rendered in all capacities with respect to the Company's fiscal years ended December 31, 1998, 1999 and 2000:

                                                                                                  LONG-TERM COMPENSATION
                                                                                                         AWARDS(1)
                                                              ANNUAL COMPENSATION             -------------------------------
                                                     --------------------------------------   SECURITIES
NAME AND                                    FISCAL                           OTHER ANNUAL     UNDERLYING       ALL OTHER
PRINCIPAL POSITION                           YEAR    SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS(#)   COMPENSATION($)(4)
------------------                          ------   ---------   --------   ---------------   ----------   ------------------
R. Lee Hamilton, Jr.(5)...................   2000     250,000    242,092             --             --           5,100
President, Chief Executive Officer and       1999     222,173     38,961             --        346,491              --
Director                                     1998     178,154         --             --         19,585              --

Glenn A. Ehley(6).........................   2000     139,554     64,156        268,937(2)          --           5,100
Senior Vice President of Worldwide           1999     128,629     20,195        140,806(2)      75,324              --
Sales and Marketing                          1998     117,231         --         27,978(2)      10,546              --

Mark G. Demange(7)........................   2000     167,948    104,124             --             --           4,715
Vice President of Engineering                1999     150,514     60,000             --         77,545              --
                                             1998          --         --             --             --              --

William J. Lee............................   2000     160,908     70,801             --             --           4,510
Vice President of Operations                 1999      80,923     10,000             --         75,325              --
                                             1998          --         --             --             --              --

Gerry Y. Hattori(8).......................   2000      91,154     43,750         63,958(3)          --              --
Former Vice President of Finance, Chief      1999     125,866     60,000             --         77,545              --
Financial Officer, Treasurer and Secretary   1998          --         --             --             --              --

Timothy J. Mahar..........................   2000     144,231     10,000             --         60,000           3,335
Vice President of Sales, Latin America       1999          --         --             --             --              --
                                             1998          --         --             --             --              --

---------------

(1) Figures in this column show the number of options to purchase shares of our common stock that were granted during the respective fiscal year, notwithstanding the fact that the options may have been granted for services performed in a prior fiscal year. We did not grant any restricted stock awards or stock appreciation rights to any of the named executive officers during the years shown.

(2) Represents performance-based sales commissions.

(3) Represents severance benefits under the Agreement dated May 10, 2000 between AirNet Communications Corporation and Gerald Y. Hattori.

(4) Represents a matching contribution to a defined contribution plan.

(5) Dr. Hamilton resigned from his positions with the Company in August 2001.

(6) Mr. Ehley was elected as President and Chief Executive Officer of in August 2001.

(7) Mr. Demange resigned from his position with the Company in August 2001.

(8) Mr. Hattori resigned from his positions with the Company in June 2000.

OPTION GRANTS IN FISCAL YEAR 2000

     The following table sets forth information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000:

                            INDIVIDUAL GRANTS
                        --------------------------
                                       % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                        OPTIONS                                    ASSUMED ANNUAL RATES OF
                        SECURITIES     GRANTED TO                               STOCK PRICE APPRECIATION FOR
                        UNDERLYING    EMPLOYEES IN    EXERCISE                         OPTION TERM(1)
                        OPTION/SARS   FISCAL YEAR      OF BASE     EXPIRATION   -----------------------------
NAME                    GRANTED(#)        2000       PRICE($/SH)      DATE        5%($)(2)        10%($)(2)
----                    -----------   ------------   -----------   ----------   -------------   -------------
R. Lee Hamilton,
  Jr..................        --           --               --            --             --              --
Glenn A. Ehley........        --           --               --            --             --              --
Mark G. Demange.......        --           --               --            --             --              --
William J. Lee........        --           --               --            --             --              --
Gerry Y. Hattori......        --           --               --            --             --              --
Timothy J. Mahar......    60,000           10%        $36.4375      02/04/10     $1,374,921      $3,484,319

---------------

(1) Options vest in four equal annual installments. The options in this table expire ten years after grant.

(2) These columns show the hypothetical value of the options granted at the end of the option terms if the price of our common stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of our common stock.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND OPTION VALUES AT DECEMBER 31, 2000

     The following table sets forth certain information regarding stock option exercises by the Named Executive Officers during the fiscal year ended December 31, 2000, and stock options held by the Named Executive Officers at December 31, 2000:

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                           SHARES                       OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                          ACQUIRED                      FISCAL YEAR-END             FISCAL YEAR-END(2)
                             ON        VALUE      ---------------------------   ---------------------------
                          EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                        (#)        ($)(1)         (#)            (#)            ($)            ($)
----                      --------   ----------   -----------   -------------   -----------   -------------
R. Lee Hamilton, Jr. ...  113,274    $3,454,799     105,935        269,660       $455,933      $1,087,594
Glenn A. Ehley..........   25,261    $  770,767      34,733         75,024       $173,656      $  352,117
Mark G. Demange.........   10,000    $  296,100       9,386         58,159       $ 40,923      $  253,573
William J. Lee..........    1,500    $   34,103      17,331         56,494       $  9,880      $   59,143
Gerald Y. Hattori(3)....   38,772    $1,087,748           0         38,773       $      0      $  169,050
Timothy J. Mahar........        0    $        0           0         60,000       $      0      $        0

---------------

(1) Calculated based on the fair market value of our common stock on the date of exercise minus the exercise price, multiplied by the number of shares issued upon exercise of the options.

(2) Calculated by determining the difference between the exercise price of the options and $6.75, the closing price of our common stock on December 31, 2000.

(3) Pursuant to the agreement dated May 10, 2000 between Mr. Hattori and us, one-half of the options we granted to Mr. Hattori in 1999 (38,772 options) vested as of July 18, 2000, the effective date of Mr. Hattori's termination. Under the agreement, the remaining 38,773 options will vest only if there is a "change in control" (as defined in the agreement between Mr. Hattori and us) of the company before July 18, 2001.

EMPLOYMENT AND OTHER COMPENSATORY ARRANGEMENTS

     In October 1999, the Company entered into an Employee Noncompete and Post-Termination Benefits Agreement with Dr. Hamilton. Pursuant to this Agreement, Dr. Hamilton agreed that he will not compete with the Company for a period of one year following any termination of his employment, and the Company agreed to continue to provide him with his regular weekly salary and benefits during the one-year noncompetition period, provided that his termination was not for "cause" (as defined in the agreement). Notwithstanding the foregoing, Dr. Hamilton had the right to elect to terminate the noncompetition period after nine months, in which case his right to continue receiving salary and benefits would also terminate. The Agreement also provided for accelerated vesting and an extended exercise period with respect to stock options held by Dr. Hamilton at the time of termination of his employment without "cause" or for "good reason" (each as defined in the agreement). The agreement with Dr. Hamilton expired in April 2001 and was not renewed. Dr. Hamilton resigned from his positions with the Company in August 2001.

     In addition, the Company and each of Messrs. Ehley, Hattori and Demange and Dr. Hamilton entered into an Amendment of the Incentive Stock Option Agreements to which each named executive officer was a party (the "Amendment"). Upon the occurrence of a "termination event" or a "change in control" (each as defined in the Amendment), the Amendment provided in each case for accelerated vesting and an extended exercise period with respect to the stock options held by each such executive officer. The terms provided under the Amendment to each of Dr. Hamilton's and Mr. Demange's option agreements terminated upon their resignation. The terms of Mr. Hattori's separation agreement with the Company dated as of May 10, 2000 provided for accelerated vesting and an extended exercise period of certain options granted to Mr. Hattori pursuant to the Company's 1999 Equity Incentive Plan and additional vesting of the remaining options if a "change in control." occurred within twelve months after his separation from the Company. Mr. Hattori resigned from AirNet Communications in July 2000.

     During August 2001, the Company entered into an employment agreement with Glenn A. Ehley, President and Chief Executive Officer, that contains change of control and severance provisions. Should Mr. Ehley be terminated without "cause" (as defined in the employment agreement), the agreement provides for special severance (six months of pay) plus benefits payable in a lump sum within three days after termination and accelerated vesting of stock options that would have vested within two years after termination. In addition, Mr. Ehley has the right to participate in the Acquisition Bonus Program adopted by the Board of Directors on August 24, 2001 to compensate employees in the event of a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a consulting agreement with the Company, Mr. Ehley's father-in-law, Richard Blake, provides consulting services to the Company with respect to evolving telecommunications standards and business development opportunities in the military, public safety, law enforcement and government sectors. The agreement provides for a payment not to exceed $5,000 per month and is terminable at will by either party with thirty days' notice. Mr. Blake has more than forty years of telecommunications experience including nearly twenty years with Siemens. At Siemens, Mr. Blake held various positions including Executive Vice President of Sales and Marketing for Siemens Communications Systems and President of Siemens Transmission Systems.

     On November 9, 2000, Dr. Hamilton executed a secured promissory note in favor of the Company in the amount of $112,660 at an interest rate of 6.01% per annum. The principal represents the amount that the Company loaned to Dr. Hamilton to cover the exercise of his options to purchase 113,274 shares of Common Stock in February 2000. Dr. Hamilton pledged the Common Stock under an Account Control Agreement dated as of October 2, 2000 among Dr. Hamilton, Salomon Smith Barney Inc. and the Company as security for the note. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, is payable on November 9, 2005, the fifth anniversary of the date of the note. The first interest payment was due on November 9, 2001 and is payable semi-annually thereafter.

     On March 14, 2001, Dr. Hamilton executed a non-recourse promissory note in favor of the Company in the amount of $995,133.00 at an interest rate of 5.07% per annum secured by his pledge of stock under the

Account Control Agreement. The principal represents the amount that the Company loaned to Dr. Hamilton to satisfy the alternative minimum tax liability Dr. Hamilton incurred in connection with the exercise of his options in February 2000. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, is payable on March 14, 2006, the fifth anniversary of the date of the note. As of the date of this report, the entire principal amount of the note is outstanding.

     On March 16, 2001, Mr. Ehley executed a non-recourse promissory note in favor of the Company in the amount of $221,997.00 at an interest rate of 5.07% per annum. The note is secured by the pledge of Mr. Ehley's stock under an Account Control Agreement dated as of March 16, 2001 among Mr. Ehley, Salomon Smith Barney Inc. and the Company. The principal represents the amount we loaned to Mr. Ehley to satisfy the alternative minimum tax liability Mr. Ehley incurred in connection with the exercise of options to purchase 25,261 shares of Common Stock in March 2000. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, is payable on March 16, 2006, the fifth anniversary of the date of the note. As of the date of this report, the entire principal amount of the note is outstanding.

     On May 16, 2001, the Company issued 955,414 shares of Preferred Stock to three existing stockholders, SCP Private Equity Partners II, L.P., Tandem PCS Investments, L.P. and Mellon Ventures, L.P., at $31.40 per share for a total face value of $30 million. The Preferred Stock is redeemable at any time after May 31, 2006 out of funds legally available for such purposes. Dividends accrue to the Preferred Stockholders, whether or not declared, at 8% cumulatively per annum. Initially, each share of Preferred Stock was convertible, at any time, into ten shares of Common Stock. Currently, the Preferred Stockholders collectively hold 10,549,266 Voting Shares (see "Voting Securities and Votes Required" above) and collectively have the right to designate two members of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Company, the Preferred Stockholders are entitled to 200% of their initial purchase price plus accrued but unpaid dividends before any payments to any other stockholders. In association with this Preferred Stock investment, the Company issued immediately exercisable warrants to purchase 2,866,242 shares of Common Stock for $3.14 per share, which expire on May 14, 2011.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the executive officers during the year ended December 31, 2000. The Compensation Committee recommends salaries, incentives and other forms of compensation for directors and officers, administers the Company's incentive compensation and benefit plans, including stock plans, and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

     Dr. Lee Hamilton resigned his positions with the Company in August 2001. Mr. Glenn A. Ehley succeeded Dr. Hamilton as President and Chief Executive Officer in August 2001.

COMPENSATION PHILOSOPHY

     The general philosophy of the Compensation Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, that will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company's executives with those of its stockholders. The responsibilities of the Compensation Committee are (i) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (ii) subject to limitations, to administer the Company's stock option plans including the issuance of stock in connection with the Company's incentive bonus plans; and (iii) to review management development and succession programs.

     The overall goal of the Compensation Committee is to ensure that compensation policies are consistent with the Company's strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

     - Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions.

     - Variable pay, which links bonus and other short-term incentives to the performance of the Company and the individual executive.

     - Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

     In addition, Mr. Ehley receives sales commissions.

     Another goal of the Compensation Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company's compensation strategy, that is competitive with other companies in the industry and that is equitable within the Company. The Compensation Committee believes that compensation programs must be structured to attract and retain talented executives.

BASE SALARY

     It is the Compensation Committee's policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards, individual performance and scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered.

     In establishing compensation guidelines with respect to base salary, the Company has reviewed data from various surveys prepared by independent organizations to assist it in setting salary levels competitive with those of other industry companies. While it is the Compensation Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company's geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company's performance and its executive officers' total compensation.

PERFORMANCE BONUSES

     The Compensation Committee also sets the bonuses of the executive officers and consults with the Chief Executive Officer, who is a member of the Committee, regarding the Company's bonus policies. Currently, the Company maintains certain bonus programs for key corporate employees for the payment of cash bonuses based on a combination of company performance in relation to predetermined objectives and/or individual executive performance during the year. The purpose of these programs is (i) to offer incentives to key management to (A) reward them for achieving financial goals and (B) further the alignment of interests of key management with our stockholders, and (ii) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company's financial goals in individual markets. Bonuses for key corporate employees are based on the achievement of certain financial and operational objectives, and each executive participant's bonus award is calculated as a percentage of base salary, pro-rated by length of service during the year, and ranges from 2.5% to 25% of base salary.

     During the early months of each year, the Compensation Committee establishes financial and operational target objectives for the year. Individual payouts in relation to targeted objectives are adjusted upward or downward based on the Company's overall performance in relation to those objectives. A commission-based sales executive is eligible for 50% of the performance bonus that such executive would have achieved.

SALES COMMISSIONS

     Sales commissions at the rate of up to 1% of the sale are paid to sales personnel who attain sales of the Company's products. Mr. Ehley is paid a commission override of 0.425% of the sales. The Company pays out the applicable portion of a sales commission only after attainment of each contractual milestone.

STOCK OPTIONS AND OTHER AWARDS

     The Compensation Committee utilizes stock options and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders and thereby share in the long-term appreciation in the value of the Company's Common Stock. The Compensation Committee believes that management employees should be rewarded with a proprietary interest in the Company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives. The Compensation Committee believes these awards are beneficial to the Company and the stockholders because they directly align the interests of the executives with those of other stockholders.

     The Board of Directors adopted the AirNet Communications Corporation 1999 Equity Incentive Plan (the "1999 Plan"), effective as of September 1, 1999. Under the 1999 Plan, the Compensation Committee, or such other committee of the Board of Directors as it may designate, may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof, stock appreciation rights, restricted shares, performance awards or other equity incentives. The maximum number of shares subject to the 1999 Plan is currently 4,906,842 shares.

     The Compensation Committee determines the awards, if any, to be granted from time to time to executives pursuant to the 1999 Plan. Substantially all of the awards have been incentive stock options, which are granted at no less than the prevailing market value. Accordingly, these awards will only benefit executives if the price of the Common Stock increases over the term of the applicable option. The Company's stock options typically vest ratably over a period of four years. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the relationship between the options to be granted to executive employees and the compensation paid by competitors to their executives, the Compensation Committee takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the shares of Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation for R. Lee Hamilton, Jr., the Company's Chief Executive Officer, is determined based on a number of factors, including comparative salaries of chief executive officers of competitive companies, Dr. Hamilton's individual performance and the Company's performance as measured against the stated objectives. The compensation of Dr. Hamilton consisted of base salary, bonus and option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Company believes that options granted under the 1999 Plan will meet the requirements for qualifying as performance-based, the Compensation Committee believes that this section will not affect the tax deductions available to the Company. It will be the Compensation Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          Respectfully Submitted,

                                          Compensation Committee of the Board of
                                          Directors

                                          Chairman Joel P. Adams, James W.
                                          Brown,
                                          G. Michael Kirby and R. Lee Hamilton,
                                          Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Board of Directors or the Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past. Messrs. Adams, Robert M. Chefitz, Coffey and J. Douglass Mullins were affiliated with Adams Capital Management, Inc., Patricof & Co. Ventures, Inc., Tandem PCS Investments, L.P. and HVFM-I, L.P., respectively, which each held more than 5% of the issued and outstanding shares of Common Stock when their respective affiliates served as directors of the Company. Mr. Coffey served as a director after Tandem PCS Investments, L.P. acquired 33 1/3% of the issued and outstanding shares of Preferred Stock. Mr. Brown is affiliated with SCP Private Equity Partners, L.P., which holds more than 5% of the issued and outstanding shares of Common Stock and 33 1/3% of the issued and outstanding shares of Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE DURING 2000

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that all filings required to be made by Reporting Persons of the Company during the year ended December 31, 2000 were timely made in accordance with the requirements of the Exchange Act, except that Milo D. Harrison filed one Form 4 late reporting one transaction and William J. Lee filed one Form 4 late reporting one transaction.

                               PERFORMANCE GRAPH

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG AIRNET COMMUNICATIONS CORPORATION
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE NASDAQ/NMS TELECOMMUNICATIONS INDEX
B4173601.EPS

                                                  AIRNET COMMUNICATIONS        NASDAQ STOCK MARKET             NASDAQ/NMS
                                                       CORPORATION                   (U.S.)                TELECOMMUNICATIONS
                                                  ---------------------        -------------------         ------------------
12/8/99                                                  100.00                      100.00                      100.00
Mar-00                                                   249.55                      127.52                      126.54
Jun-00                                                   186.61                      110.60                       99.98
Sep-00                                                   159.38                      102.42                       83.82
Dec-00                                                    48.21                       68.89                       53.22
Mar-01                                                    21.43                       51.32                       37.67
Jun-01                                                    10.43                       60.25                       35.73
Sep-01                                                     1.07                       41.79                       23.32
Dec-01                                                     3.00                       54.39                       27.17

* $100 INVESTED ON DECEMBER 8, 1999 IN STOCK OR INDEX.

                                 PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001. Although stockholder approval of the Board of Directors' selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

     On August 6, 1999, the Company engaged Deloitte & Touche LLP as its independent accountants for the fiscal year ended December 31, 1998 to replace Ernst & Young LLP, whom the Company dismissed as its independent accountants effective August 5, 1999. The decision to change independent accountants was approved by the Board of Directors upon the recommendation of the Audit Committee.

     The reports of Ernst & Young on the Company's financial statements for 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 1996 and 1997, and in the subsequent interim period preceding the dismissal of Ernst & Young, except as disclosed in the following paragraph, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference to the matter in their report. During the two most recent fiscal years and subsequent interim period preceding the dismissal of Ernst & Young, the Company has not been advised of any matters described in Regulation S-K, Item 304(a)(1)(v) of the Securities Exchange Act of 1934, as amended.

     During 1999, the Company asked Ernst & Young for advice about the possibility of changing revenue recognition policies for the year ending December 31, 1999 and thereafter. The Company expressed its opinion that revenue should be recognized upon shipment of the Company's products. Ernst & Young informed the Company that the Company could not recognize revenue until all uncertainties about customer acceptance had been resolved pursuant to the requirements of American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2.

     Although the audit committee of the Board of Directors had preliminary discussions with Ernst & Young regarding the Company's revenue recognition policies in a February 1999 meeting, neither the audit committee nor the Board of Directors had any subsequent discussions with Ernst & Young.

     The Company authorized Ernst & Young to respond fully to the inquiries of Deloitte & Touche regarding the Company's revenue recognition policies. The Company requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. A copy of such letter is incorporated by reference to the form S-1 registration statement filed with the Securities and Exchange Commission on September 24, 1999.

     Prior to engaging Deloitte & Touche as the Company's new independent accountants:

     The Company requested advice from Deloitte & Touche concerning the revenue recognition issues referenced above. Deloitte & Touche did not provide the Company with advice.

     The Company did not consult with Deloitte & Touche regarding the type of audit opinion that might be rendered by them or items that were or should have been subject to the AICPS's Statement on Auditing Standards No. 50, "Reports on the Application of Accounting Principles."

     The Company requested that Deloitte & Touche review the above disclosures regarding the Company's change in accountants and gave them the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission in which Deloitte & Touche might have included new information, clarified the Company's statements on the change in accountants or disclosed the respects in which they disagree with the statements made by the Company regarding the Company's change in accountants. Deloitte & Touche elected not to submit such a letter to the Securities and Exchange Commission.

     Representatives of Deloitte & Touche LLP are expected to be present at the 2001 Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate fees (including out-of-pocket costs) billed and to be billed by Deloitte & Touche LLP for professional services for the audit of the Company's financial statements and review of Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2000 and 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during those fiscal years were $162,550 and $198,523, respectively.

ALL OTHER FEES

     During the years ended December 31, 2000 and 2001, Deloitte & Touche LLP provided non-audit services related to taxes, capital structure and retirement plans. The aggregate fees billed and to be billed for such services were $239,884 and $21,588, respectively.

     All significant audit and non-audit services performed by Deloitte & Touche LLP are approved by the Audit Committee, which gives due consideration to the potential effect of non-audit services on maintaining the independence of Deloitte & Touche LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001.

                     STOCKHOLDERS PROPOSALS AND NOMINATIONS

     Proposals on matters appropriate for stockholder consideration consistent with the regulations of the SEC submitted by stockholders must be received at the Company's principal executive offices on or before sixty (60) days prior to the 2002 annual meeting of stockholders, which will be held later this year on a date to be announced by the Company. A timely proposal will be included in the proxy materials and form of proxy for consideration by the stockholders at the 2002 annual meeting.

     A stockholder wishing to nominate a candidate for election should deliver a written notice of nomination to the Company's Secretary at the address below for receipt no later than sixty (60) days prior to the 2002 annual meeting of stockholders, which will be held later this year on a date to be announced by the Company. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the By-Laws. The stockholder is also required to attend the meeting in person or by proxy to nominate the person or persons specified in the notice. A nomination which does not comply with all the requirements set forth in the By-Laws will not be considered.

     Stockholder proposals or nominations may be mailed to Stuart P. Dawley, Secretary, AirNet Communications Corporation, 3950 Dow Road, Melbourne, Florida 32934.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the 2001 Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a director in place of the nominee named in the proxy if the nominee is not be available for election.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, directors or employees of the Company by telephone or in person.

     If you may not be present at the meeting, it would be appreciated if you would complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Melbourne, Florida
February 14, 2002

                                                                         ANNEX A

                       AIRNET COMMUNICATIONS CORPORATION

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of AirNet Communications Corporation (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that in the opinion of the Board may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees and at least one member shall have accounting or related financial management expertise all as set forth in the applicable rules of the NASDAQ, The Committee shall maintain free and open communication with the independent auditors, the internal auditors when applicable and Company management. In discharging its oversight role the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chairperson (the "Chair"). The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas and making, regular reports to the Board. The Chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit, when applicable.

     The Committee shall meet at least four times a year or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors, when applicable.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff, when applicable) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

RESPONSIBILITIES

     The following responsibilities shall be the general recurring activities of the Committee in carrying out its oversight role. These responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee shall be responsible for:

     - Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company, which auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     - Evaluating, together with the Board and management the performance of the independent auditors and where appropriate replacing such auditors.

     - Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take appropriate actions to oversee and satisfy itself as to the auditors' independence.

     - Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

     - Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     - Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     - Discussing with a representative of management and the independent auditors (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

     - Overseeing internal audit activities, when applicable, including, discussing, with management and the internal auditors the Internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

     - Discussing, with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     - Discussing, with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements and any material reports or inquiries from regulatory or Governmental agencies.

     - Discussing with the management and the independent auditors any possible new accounting or auditing standards that are under consideration by FASB or a governmental agency and the possible impact on the Company's audit process and financial statements.

DUTIES

     In order to meet fully the oversight responsibilities of the Committee, the Committee will undertake the following additional duties:

     - Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors.

     - Reviewing the annual management letter (with the independent auditors).

     - Reviewing compliance with conflict of interest transactions and ethical conduct and the procedures to monitor such compliance.

     - Reviewing the internal audit charter.

     - Reviewing financial press releases.

     - Reviewing the performance of the chief financial officer, chief accounting officer and director of internal audit.

     - Reviewing and concurring in the appointment, replacement, reassignment, or dismissal of the chief financial officer, chief accounting officer or the director of internal audit.

     - Reviewing, confirming, and assuring the objectivity of internal audit.

     - Reviewing policies and procedures with respect to expense accounts of senior management.

     - Reviewing and approving audit fees.

     - Self-assessing audit committee performance.

     - Other appropriate duties as delegated by the Board of Directors.

                                     PROXY

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 MARCH 8, 2002

The undersigned, revoking all prior proxies, hereby appoint(s) James W. Brown and Glenn A. Ehley, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock and Series B Convertible Preferred Stock of AirNet Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders of the Company to be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, 32901 on March 8, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Attendance of the undersigned at the 2001 Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

1. To elect one Class III director to the Board of Directors to serve a three-year term:

                  Class III:Glenn A. Ehley

     [ ] FOR THE NOMINEE  [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE

2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.

                                       Signature: ------------------------------

                                                  Date:
                                                  ------------------------------

                                       Signature: ------------------------------

                                                  Date:
                                                  ------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.